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                                                                    EXHIBIT 99.3

         [STEVENSON, JONES, IMIG, HOLMAAS & KLEINHANS, P.C. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
 of Thomas-Davis Medical Centers, P.C.
Tucson, Arizona

We have audited the consolidated statements of operations, cash flows, and changes in shareholders' equity of Thomas-Davis Medical Centers, P.C. and Subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Intergroup Healthcare Corporation, a 62.6% owned subsidiary, which statements reflect total revenues of $392,036,000 for the year ended December 31, 1993. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Intergroup Healthcare Corporation, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material reinstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and cash flow of Thomas-Davis Medical Centers, P.C. and Subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C.

April 27, 1994